Exhibit 23 (a)(2)

                   KEMPER ADJUSTABLE RATE U.S. GOVERNMENT FUND

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Kemper Adjustable Rate U.S. Government Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Article IX, Section 4 of the Declaration of Trust dated May 28, 1987, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolutions set forth below at a meeting called, convened and held on January 19, 1999:

                  RESOLVED, that the name of the Trust be, and it hereby is, changed from "Kemper Adjustable Rate U.S. Government Fund" to "Kemper Short-Term U.S. Government Fund" effective as of February 5, 1999;

                  FURTHER RESOLVED, that the execution by a majority of this Board, and the filing with the Secretary of State of The Commonwealth of Massachusetts of an appropriate instrument in writing, pursuant to Article IX, Section 4 of the Agreement and Declaration of Trust to reflect the name change is hereby approved.


         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.



                                                   /s/Lewis A. Burnham
                                                   -----------------------------
                                                   Lewis A. Burnham, Trustee



                                                   /s/Donald L. Dunaway
                                                   -----------------------------
                                                   Donald L. Dunaway, Trustee



                                                   /s/Robert B. Hoffman
                                                   -----------------------------
                                                   Robert B. Hoffman, Trustee



                                                   /s/Thomas W. Littauer
                                                   -----------------------------
                                                   Thomas W. Littauer, Trustee

                                                   /s/Shirley D. Peterson
                                                   -----------------------------
                                                   Shirley D. Peterson, Trustee



                                                   /s/Daniel Pierce
                                                   -----------------------------
                                                   Daniel Pierce, Trustee



                                                   /s/William P. Sommers
                                                   -----------------------------
                                                   William P. Sommers, Trustee



                                                   /s/David W. Belin
                                                   -----------------------------
                                                   David W. Belin, Trustee



                                                   /s/Donald R. Jones
                                                   -----------------------------
                                                   Donald R. Jones , Trustee


Dated:  January 19, 1999